Exhibit 99.1

Annovis Provides Corporate Updates and Reports First Quarter 2026 Financial Results

•	Phase 3 AD trial: 85% of patients enrolled; full enrollment on track in summer 2026

•	PD open-label extension (OLE) study: 40% of patients enrolled; full enrollment on track in fourth quarter 2026

•	New Drug Application (NDA) for buntanetap as a symptomatic treatment for AD is expected in early 2027 and as a potential disease-modifying treatment in early 2028

Malvern, PA, May 15, 2026 -- Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a Phase 3 clinical-stage biotechnology company developing the investigational oral therapy, buntanetap, for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD), today provided business updates and reported financial results for the first quarter ended March 31, 2026.

"We saw strong momentum across both our AD and PD programs in the first quarter," said Maria Maccecchini, Ph.D., President and CEO of Annovis. “Our Phase 3 AD clinical trial achieved significant enrollment growth, keeping us firmly on track to complete randomization of patients in summer 2026 and deliver first top-line results in early 2027. Simultaneously, we launched a PD OLE study and have been encouraged by the robust interest from both returning and new patients. This year is pivotal: we expect to generate substantive clinical data across both indications that will anchor our regulatory path toward an NDA submission for buntanetap."

Clinical highlights

Alzheimer’s disease – pivotal Phase 3 trial (NCT06709014)

•	Enrollment: 85% of patients enrolled.

•	Screening: On May 15, 2026, Annovis closed enrollment to new participants after reaching a sufficient number of patients in screening to meet the trial's enrollment goal.

•	Safety: Annovis received a positive recommendation from the Data and Safety Monitoring Board (DSMB) regarding the drug’s safety at 6 months, supporting seamless continuation of the study.

•	Study design: The pivotal Phase 3 AD trial is recruiting early AD patients positive for pTau217 plasma biomarker. The study is designed to evaluate buntanetap's symptomatic effect at 6 months and its potential disease-modifying effect at 18 months.

Parkinson’s disease – OLE study (NCT07284784)

•	Enrollment: 40% of patients enrolled.

•	Skin biomarker: The PD OLE study is implementing a biomarker test measuring levels of phosphorylated alpha-synuclein and nerve cell fiber density via skin biopsy.

•	Digital biomarker: Annovis entered into a partnership with NeuroRPM to integrate an AI-powered digital biomarker, enabling continuous, real-world assessment of motor functions in response to buntanetap.

•	Study design: The PD OLE study is designed to evaluate buntanetap's safety and long-term efficacy over the period of 36 months in participants from prior Annovis’ trials as well as in new patients who had deep brain stimulation (DBS) surgery.

Corporate highlights

•	Publications

o	Annovis published a byline article in The Scientist, tracing the 170-year scientific history of buntanetap, from the origins of its predecessor compound to its mechanism of action and key events that shaped the drug’s clinical development.

o	Annovis announced a peer-reviewed publication of the Phase 2/3 AD clinical trial results in Nature NPJ Dementia, available open access, demonstrating a dose-dependent cognitive improvement and biomarker reductions in patients treated with buntanetap.

•	Presentations

o	Cheng Fang, Ph.D., SVP, R&D, presented two posters at the AD/PD2026 conference, highlighting clinical data which support buntanetap's treatment effect in PD with a particular focus on cognition and biomarker findings as well as an update on the ongoing pivotal Phase 3 AD trial.

o	Maria Maccecchini, Ph.D., President and CEO, presented at Fierce Biotech Week 2026 in Boston, delivering a talk titled "The Multi-Protein Reality of Alzheimer's Disease: What the Science Has Known for Decades and What the Field Has Yet to Accept," making the scientific case for targeting multiple neurotoxic proteins in AD and presenting buntanetap's clinical evidence of cognitive and biomarker improvements.

•	Patents

o	Annovis secured a U.S. patent, covering prevention and treatment of neurological injuries arising from brain infections through the administration of buntanetap or related compounds.

Upcoming milestones

•	Phase 3 AD study: Annovis expects to reach full enrollment in summer 2026. The symptomatic data readout is anticipated approximately 6 months after the last patient is dosed. The disease-modifying data readout is anticipated 18 months after the last patient is dosed.

•	PD OLE study: Annovis expects to complete enrollment for the PD OLE study in the fourth quarter of 2026.

•	NDA pathway: Based on the Phase 3 AD study outcomes, Annovis plans to engage with the FDA regarding a regulatory NDA submission for buntanetap as a symptomatic treatment for AD in early 2027 and as a disease-modifying treatment in early 2028.

Financial results

•	Annovis’ cash and cash equivalents totaled $14.2 million as of March 31, 2026, compared to $19.5 million as of December 31, 2025. This excludes gross proceeds from its recent $10.0 million registered direct offering on April 10, 2026. Annovis had 28.5 million shares of common stock outstanding as of March 31, 2026.

•	Research and development expenses for the three months ended March 31, 2026, were $16.7 million compared to $5.0 million for the three months ended March 31, 2025.

•	General and administrative expenses for the three months ended March 31, 2026, were $1.3 million compared to $1.3 million for the three months ended March 31, 2025.

•	Annovis reported a $0.63 basic and diluted net loss per common share for the three months ended March 31, 2026, compared to a $0.32 basic and diluted net loss per common share for the three months ended March 31, 2025.

About Annovis

Headquartered in Malvern, Pennsylvania, Annovis Bio, Inc. (NYSE: ANVS) is a Phase 3 clinical-stage biotechnology company developing treatments for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD). The Company's lead drug candidate, buntanetap (formerly posiphen), is an investigational once-daily oral therapy that inhibits the translation of multiple neurotoxic proteins, including APP and amyloid beta, tau, alpha-synuclein, and TDP-43, through a specific RNA-targeting mechanism of action. By addressing the underlying causes of neurodegeneration, Annovis aims to halt disease progression and improve cognitive and motor functions in patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Investor Alerts

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for email alerts at https://www.annovisbio.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Actual results may differ due to various risks and uncertainties, including those outlined in the Company’s SEC filings under “Risk Factors” in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Contact Information:
Annovis Bio Inc.
101 Lindenwood Drive
Suite 225
Malvern, PA 19355
www.annovisbio.com

Investor Contact:
Alexander Morin, Ph.D.
Director, Strategic Communications
Annovis Bio
ir@annovisbio.com

(Tables to follow)

ANNOVIS BIO, INC.

Balance Sheets

	March 31,
	2026	December 31,
	(Unaudited)	2025
Assets
Current assets:
Cash and cash equivalents	$14,219,081	$19,532,338
Prepaid expenses and other current assets	2,024,622	1,549,287
Total assets	$16,243,703	$21,081,625
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,275,668	$2,590,516
Accrued expenses	7,514,977	1,044,859
Total current liabilities	12,790,645	3,635,375
Non-current liabilities:
Warrant liability	327,000	595,000
Total liabilities	13,117,645	4,230,375
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock - $0.0001 par value, 2,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized, 28,537,302 and 27,199,139 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	2,854	2,719
Additional paid-in capital	184,433,245	180,552,190
Accumulated deficit	(181,310,041)	(163,703,659)
Total stockholders’ equity	3,126,058	16,851,250
Total liabilities and stockholders’ equity	$16,243,703	$21,081,625

ANNOVIS BIO, INC.

Statements of Operations

	Three Months Ended
	March 31,
	2026	2025
Operating expenses:
Research and development	$16,720,362	$5,011,517
General and administrative	1,291,820	1,271,164
Total operating expenses	18,012,182	6,282,681
Operating loss	(18,012,182)	(6,282,681)
Other income:
Interest income	137,800	187,612
Change in fair value of warrants (Note 7)	268,000	558,000
Total other income, net	405,800	745,612
Net loss	$(17,606,382)	$(5,537,069)
Net loss per share (Note 9)
Basic	$(0.63)	$(0.32)
Diluted	$(0.63)	$(0.32)
Weighted-average number of common shares used in computing net loss per share
Basic	27,847,884	17,431,234
Diluted	27,847,884	17,431,234